Exhibit 10.6

FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is made effective as of October 13, 2014 (the “Effective Date”), by and among the seller entities identified on the signature pages attached hereto (collectively, “Sellers”, or each, a “Seller”) and CubeSmart, L.P. (“Purchaser”).

RECITALS

A.            Sellers and Purchaser entered into that certain Agreement for Purchase and Sale on August 25, 2014 (as amended by that certain First Amendment to Agreement for Purchase and Sale dated as of October 2, 2014, that certain Second Amendment to Agreement for Purchase and Sale dated as of October 7, 2014 and that certain Third Amendment to Agreement for Purchase and Sale dated as of October 9, 2014, the “Agreement”) in connection with the purchase and sale of twenty-six (26) self-storage facilities, as more fully described therein.

B.            Sellers and Purchaser wish to amend the Agreement upon the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and Purchaser do hereby covenant and agree as follows:

1.            Definitions.  Capitalized terms which are used in this Amendment, but not defined in this Amendment, shall have the meanings ascribed to such terms as set forth in the Agreement.

2.            Waiver of Termination Rights.  In consideration of the terms of this Amendment, Purchaser waives its rights to terminate the Agreement prior to the Disapproval Date pursuant to Sections 3(c), 5 and 6 of the Agreement and, in furtherance thereof, Purchaser shall be deemed to have delivered a written notice approving the Property in accordance with Section 3(c) of the Agreement.  Furthermore, Purchaser has elected not to deliver a Notice of MAC with respect to the Phase II Facilities pursuant to Section 3(e) of the Agreement and hereby waives its right to terminate the Agreement pursuant to Section 3(e) thereof.

3.            Unpermitted Occupancy of 3402 North Kedzie Avenue, Chicago, Illinois.  Seller served a demand for possession and notice to quit to Medina Lawncare, Inc., 3610 North Cicero Avenue, Chicago, Illinois (attention Carlos Medina, Jr.) in connection with the property located at 3402 North Kedzie Avenue, Chicago, Illinois (the “Kedzie Property”).  Seller shall use diligent and commercially reasonable efforts to cause Medina Lawncare, Inc. (“Medina”) to vacate its occupancy of a portion of the Kedzie Property on or before the Group Two Closing (provided that Seller’s inability or failure to cause Medina to vacate the Kedzie Property shall not be deemed to be a Seller default under the Agreement or a failure of a condition under the Agreement, nor shall any such inability or failure constitute an excuse for Purchaser’s failure to perform under the Agreement (including, without limitation, Purchaser’s obligation to close the purchase and sale of the Properties under the Agreement)).  For purposes of this paragraph 3, “diligent and commercially reasonable efforts” shall mean, if Medina does not voluntarily surrender possession of the applicable portion of the Kedzie Property, commencing an eviction proceeding to cause Medina to vacate from the Kedzie Property and pursuing the same with commercially reasonable diligence until the Group Two Closing, including the delivery of such notices and filings as are required in connection therewith upon advice of counsel.

4.            Judgment Lien Against 80 East Horizon Ridge Parkway, Henderson, Nevada.  Seller shall use commercially reasonable efforts to cause the Title Agency to insure over the judgment lien recorded against the property located at 80 East Horizon Ridge Parkway, Henderson, Nevada by Rib Roof, Inc. on or before the Group One Closing.  In the event the Title Agency does not agree to insure over such judgment lien and such judgment lien is not otherwise removed of record on or prior to the Group One Closing Date, such lien shall be a Non-Seller Liquidated Lien.

5.            Telecom Leases at 1372 East 5th Street, Ontario, California and 3915 Green River Drive, Corona, California.  Seller shall deliver to the telecom lease tenants at the properties located at 1372 East 5th Street, Ontario, California and 3915 Green River Drive, Corona, California estoppel letters in a form reasonably acceptable to Purchaser (and Purchaser shall provide such form to Seller for Seller’s delivery to such tenants), and Seller shall use diligent and commercially reasonable efforts to obtain such executed estoppels on or before the Group One Closing (provided that Seller’s inability or failure to obtain either or both such estoppel certificates (or Seller’s inability or failure to obtain either or both such estoppel certificates in the form requested by Purchaser) shall not be deemed to be a Seller default under the Agreement or a failure of a condition under the Agreement, nor shall any such inability or failure constitute an excuse for Purchaser’s failure to perform under the Agreement (including, without limitation, Purchaser’s obligation to close the purchase and sale of the Properties under the Agreement)).  For purposes of this paragraph 5, “diligent and commercially reasonable efforts” shall mean delivering the forms of estoppel certificates provided by Purchaser to such tenants and following-up with such tenants regarding the execution and delivery of the estoppels, but shall not require Seller to pay any fee or otherwise take any extraordinary steps to obtain such estoppels.  Notwithstanding the foregoing, if Seller does not obtain such executed estoppels on or before the Group One Closing, the applicable Seller(s) shall deliver an estoppel in favor of Purchaser at the Group One Closing stating (i) the most recent date to which rent has been received by Seller under the applicable telecom lease and (ii) whether, to Seller’s knowledge (as such term is defined in the Agreement), a material default then exists under such telecom lease.   Any such estoppel delivered by Seller shall constitute a representation of Seller pursuant to the Agreement and shall be subject to all applicable provisions thereof, including, without limitation, Section 16(a).

6.            Residential Tenants at 1372 East 5th Street, Ontario, California.  Seller shall use diligent and commercially reasonable efforts to cause the residential tenants currently occupying a portion of the property located at 1372 East 5th Street, Ontario, California to vacate such property on or before the Group One Closing (provided that Seller’s inability or failure to cause such tenants to vacate possession on or before the Group One Closing shall not be deemed to be a Seller default under the Agreement or a failure of a condition under the Agreement, nor shall any such inability or failure constitute an excuse for Purchaser’s failure to perform under the Agreement (including, without limitation, Purchaser’s obligation to close the purchase and sale of the Properties under the Agreement)).  For purposes of this paragraph 6, “diligent and commercially reasonable efforts” shall mean providing whatever notices that are contemplated under such tenants’ occupancy agreements in an effort to cause such tenants to vacate such premises prior to the Group One Closing and to periodically follow-up with such tenants in an effort to cause such tenants to vacate such premises.  In the event such residential tenants have not vacated the property by the Group One Closing, Seller, at Seller’s expense, shall continue to use commercially reasonable efforts to cause such tenants to vacate possession of the property after the Group One Closing.  Such obligation shall expressly survive the Group One Closing.

7.            Closing Credit for Matters Affecting 6201 Harlem Avenue, Chicago, Illinois, 9801 West 55th Street, Countryside, Illinois and 407 East 25th Street, Chicago, Illinois.  At the Group One Closing Seller shall provide a credit to Purchaser in the amount of Three Hundred Thousand Dollars ($300,000) (the “Illinois Credit”) in full and final satisfaction of any and all claims, objections or issues related to the following properties resulting from or arising out of Purchaser’s diligence inspections under Section 3(c) (including, without limitation, the physical condition of the following properties, any customer concessions and claims related to the following properties, any diminished value of the following properties resulting from zoning or other violations and any flooding or other physical or legal conditions or defects relating to the following properties ): (a) 6201 South Harlem Avenue, Chicago, Illinois; (b) 9801 West 55th Street, Countryside, Illinois; and (c) 407 East 25th Street, Chicago, Illinois; and in consideration thereof, Seller shall have no obligation to cure the same.  The Illinois Credit shall be allocated amongst the properties referenced in the immediately preceding sentence as follows:

(a)           6201 South Harlem Avenue, Chicago, Illinois: $83,019

(b)           9801 West 55th Street, Countryside, Illinois: $188,679

(c)           407 East 25th Street, Chicago, Illinois: $28,302

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Seller acknowledges that such allocations shall be for the exclusive use of Seller and that Purchaser shall not be bound by such allocations for any internal purposes, including, without limitation, insurance, accounting or valuation purposes; provided, that Purchaser acknowledges that such allocations shall apply for purposes of calculating transfer taxes and other relevant closing considerations.

8.            BP Amoco Letter Agreement Regarding 407 East 25th Street, Chicago, Illinois.  With respect to the property located at 407 East 25th Street, Chicago, Illinois Seller shall use diligent and commercially reasonable efforts to obtain from BP Amoco on or before the Group One Closing an agreement with BP Amoco whereby BP Amoco agrees to perform certain work necessary to obtain closure of the UST release and related NFR status so that such property is protective of human health and environment per IEPA standards (the “Environmental Agreement”) (provided that Seller’s inability or failure to obtain the Environmental Agreement on or before the Group One Closing shall not be deemed to be a Seller default under the Agreement or a failure of a condition under the Agreement, nor shall any such inability or failure constitute an excuse for Purchaser’s failure to perform under the Agreement (including, without limitation, Purchaser’s obligation to close the purchase and sale of the Properties under the Agreement)).  Notwithstanding the foregoing, if Seller is unable to obtain the Environmental Agreement on or before the Group One Closing, Seller agrees to withhold from its closing proceeds in a strict joint order escrow account (in a form reasonably acceptable to Seller, Purchaser and Title Agent) with Title Agent at the Group One Closing the amount of Seventy-Five Thousand Dollars ($75,000) (the “Environmental Holdback”).  If Seller is able to obtain the Environmental Agreement within six (6) months after the Group One Closing, upon Seller’s delivery to Purchaser of the Environmental Agreement executed by BP Amoco (and concurrent notice to Title Agent), then Title Agent shall automatically release the Environmental Holdback to Seller.  If Seller is not able to obtain the Environmental Agreement prior to the expiration of such six (6) month period, the full amount of the Environmental Holdback shall be automatically released to Purchaser in full satisfaction of any environmental or other obligations of Seller in connection with such matter.  If following the Group One Closing an environmental claim is made against Purchaser or the property referred to in this Paragraph 8 that would otherwise have been addressed by the Environmental Agreement, and Seller has theretofore been unable to obtain the Environmental Agreement, then Purchaser shall be permitted to draw down the Environmental Holdback for the purposes of defending such claim and to take actions necessary to protect human health at the property in accordance with applicable laws.  The foregoing obligations shall survive Closing.

9.            Closing Credit for Zoning, Permitting and Other Matters.  Seller shall provide a Closing credit to Purchaser in the amount of Sixty Thousand Dollars ($60,000) in full and final satisfaction of any and all objections, claims or issues related to the zoning, permitting, violation, code, parking, paving, unauthorized storage and other matters identified in Schedule A to Purchaser’s September 29, 2014 notice letter to Seller (as well as the issues related to the certificates of occupancy for buildings 1-7 related to the 1700 Diamond Hill Road, Woonsocket, Rhode Island property and such other zoning, permitting, violation, code, parking and paving issues as were identified in Purchaser’s September 17, September 24 and September 25 letters to Seller and not otherwise expressly addressed in this Amendment) and in consideration thereof, Seller shall have no obligation to cure the same.  Such Closing credit shall be allocated amongst the Properties in accordance with the Facility Factors scheduled on Exhibit M to the Agreement, and the portions of such credit allocable to each of the Group One Properties and the Group Two Properties in accordance with such Facility Factors allocation shall be paid at the Group One Closing and the Group Two Closing, respectively.  Seller acknowledges that the use of the Facility Factors as contemplated in this paragraph 9 shall be for the exclusive use of Seller and that Purchaser shall not be bound by such use for any internal purposes, including, without limitation, insurance, accounting or valuation purposes; provided, that Purchaser acknowledges that such allocations shall apply for purposes of calculating transfer taxes and other relevant closing considerations.

10.         Ratification.  Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement shall remain unaffected, unchanged and unimpaired by reason of this Amendment.  The Agreement, as amended by this Amendment, is hereby ratified, confirmed and continued in full force and effect.  In the event of any conflict or inconsistency between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

11.         Counterparts.  This Amendment may be executed in counterparts, in which case all such counterparts taken together shall constitute one and the same instrument which is binding upon all parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.  Facsimile and PDF/Adobe Acrobat signatures shall be treated as original signatures.

[signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

PURCHASER:

CUBESMART, L.P.

By:         CubeSmart, its general partner

By: /s/ Jeffrey P. Foster

Jeffrey P. Foster

Senior Vice President, Chief Legal Officer & Secretary

SELLERS:

GROUP ONE SELLERS:

STORAGE PARTNERS OF SOUTH HARLEM, LLC

By:                            HSREP II Holding, LLC, a Delaware limited liability company

By:                            HSRE REIT II, a Maryland real estate investment trust, its sole member

By:/s/ Stephen M. Gordon

Name:        Stephen M. Gordon

Its:              Trustee

WWP-HSRE SDO, LLC

WWP-HSRE ONTARIO GE, LLC

WWP-HSRE ONTARIO, LLC

By:                            HSRE-WWP I, LLC, a Delaware limited liability company

By:                            HSRE-WWP IA, LLC, a Delaware limited liability company

By:                            HSREP II Holding, LLC, a Delaware limited liability
company

By:                            HSRE REIT II, a Maryland real estate
investment trust, its sole member

By: /s/ Stephen M. Gordon

Name:        Stephen M. Gordon

Its:              Trustee

HSREP II STORAGE – BOLINGBROOK, LLC

HSREP II STORAGE – CANAL, LLC

HSREP II STORAGE – CHESTNUT, LLC

HSREP II STORAGE – COLTON, LLC

HSREP II STORAGE – COUNTRYSIDE, LLC

HSREP II STORAGE – EXETER, LLC

HSREP II STORAGE – FORSYTH, LLC

HSREP II STORAGE – GEORGESVILLE, LLC

HSREP II STORAGE – HENDERSON, LLC

HSREP II STORAGE – JOHNSTON, LLC

HSREP II STORAGE – MORSE, LLC

HSREP II STORAGE – POLARIS, LLC

HSREP II STORAGE – ROBERTS, LLC

HSREP II STORAGE – SANFORD, LLC

HSREP II STORAGE – TWENTY FIFTH, LLC

HSREP II STORAGE – WAKEFIELD, LLC

HSREP II STORAGE – WAVERLY, LLC

HSREP II STORAGE – WESTERN, LLC

HSREP II STORAGE – WOONSOCKET, LLC

By:                            HSREP II Storage I, LLC, a Delaware limited liability company

By:                            HSREP II Storage Holding I, LLC, a Delaware limited
liability company

By:                            HSREP II Holding, LLC, a Delaware limited
liability company

By:                            HSRE REIT II, a Maryland real estate
investment trust, its sole member

By: /s/ Stephen M. Gordon

Name:        Stephen M. Gordon

Its:              Trustee

GROUP TWO SELLERS:

STORAGE PARTNERS OF BLUE ISLAND, LLC

STORAGE PARTNERS OF MAYWOOD, LLC

STORAGE PARTNERS OF NORTH KEDZIE, LLC

STORAGE PARTNERS OF SOUTH CHICAGO, LLC

By:                            HSRE Chicago Self Storage Holding I, LLC, a Delaware
limited liability company

By:                            HSRE REIT I, a Maryland real estate investment
trust, its sole member

By: /s/ Christopher Merrill

Name:        Christopher Merrill

Its:              Trustee